Exhibit 4.1

DEXCOM, INC.

0.25% CONVERTIBLE SENIOR NOTES DUE 2025

INDENTURE

DATED AS OF MAY 14, 2020

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

i

Section 11.14. Separability	79
Section 11.15. Tax Treatment	79
Section 11.16. Table of Contents, Headings, Etc.	80
Section 11.17. Force Majeure	80
Section 11.18. Waiver of Jury Trial	80
Section 11.19. Calculations	80
Section 11.20. U.S.A. PATRIOT Act	80

Exhibit A [Form of Face of Security]	1

INDENTURE, dated as of May 14, 2020, between DexCom, Inc., a Delaware corporation (the “Company”, as more fully set forth in Section 1.01), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 0.25% Convertible Senior Notes due 2025 (as are issued under this Indenture, and as amended or supplemented from time to time, the “Securities”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Sections 2.06, 5.02 and 7.04, as applicable.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Securities Custodian, Bid Solicitation Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any payment, tender, conversion, redemption, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such payment, tender, conversion, redemption, transfer or exchange.

“Authorized Officer” shall have the meaning specified in Section 11.02.

“Bankruptcy Law” means (x) with respect to the Company or any Significant Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia, Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors (y) with respect to any Significant Subsidiary of the Company organized the laws of any jurisdiction other than those set forth in clause (x) above, any similar law for the relief of debtors of the jurisdiction under whose laws such Significant Subsidiary is organized (or any state or political subdivision thereof or any sovereign state or territory of which such jurisdiction forms a part).

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(c). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a certificated Security that is in substantially the form attached hereto as Exhibit A.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others who will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, $0.001 par value per share, subject to Section 4.07.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Consideration” shall have the meaning specified in Section 4.11(a) .

“Conversion Price” means as of any date $1,000, divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the office of the Trustee at the address specified in Section 11.02, and for Agent services such office shall also mean the office or agency of the Trustee located at the date hereof is located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: P. Oswald (DexCom, Inc. Convertible Senior Notes due 2025), or such other address as to which the Trustee may give notice to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the Observation Period, 1/30 of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 30.

“Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the Observation Period, shall consist of:

(a)     cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)     if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DXCM <equity> AQR” (or any successor thereto) in respect of the period from the scheduled opening time of The Nasdaq Global Select Market to the scheduled closing time of The Nasdaq Global Select Market on such Trading Day (or if such volume-weighted average price is unavailable at such time, the market value of one share of Common Stock on such Trading Day as determined, using, if practicable, a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” or “default” means, when used with respect to the Securities, any event that is or, after notice or passage of time or both, would be an Event of Default.

“Defaulted Amounts” means any amounts on any Securities (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered”, “given”, “mailed”, “notify”, or “sent”, with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Security) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the register (in the case of a Certificated Security), in each case in accordance with Section 11.02. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.

“Designated Institution” shall have the meaning specified in Section 4.11.

“Effective Date” shall have the meaning specified in Section 4.04(c), except that, as used in Section 4.05 and Section 4.06, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” shall have the meaning specified in Section 11.02.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Election” shall have the meaning specified in Section 4.11.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(a)     the Common Stock (or other Reference Property into which the Securities are then convertible) ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

(b)     any Person, including any group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than the Company or any of its wholly-owned Subsidiaries, becoming the beneficial owner, directly or indirectly, through a purchase, merger, other acquisition transaction or series of transactions or otherwise, of shares of the Company’s Capital Stock entitling the Person or group to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors;

(c)     the (i) consolidation, share exchange or merger of the Company pursuant to which the Common Stock is converted into cash, securities or other property, (ii) the conveyance, transfer, sale, lease or other disposition, in one or a series of related transactions, of all or substantially all of the Company and the Company’s Subsidiaries’ assets, taken as a whole, to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) or (iii) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; provided that, with respect to clause (i), any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s capital stock (or other securities issued in such transaction) entitled to vote generally in elections of directors of the continuing or surviving person or the parent entity thereof immediately after giving effect to such transaction, in substantially the same proportions as such ownership immediately prior to such transaction shall not constitute a fundamental change pursuant to this clause (c); or

(d)     the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (b) or (c) above shall not constitute a Fundamental Change and Holders shall not have the right to require the Company to repurchase any Securities (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so traded or quoted immediately following such transaction or transactions and, as a result of such transaction or transactions, such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights, becomes the Reference Property as described in Section 4.07. In addition, for purposes of this paragraph, a transaction or event that constitutes a Fundamental Change under both clause (b) and clause (c) above (without regard to the proviso in clause (c) above) and does not constitute a Fundamental Change under clause (c) above by reason of the proviso in clause (c) above will also not be deemed to constitute a Fundamental Change under clause (b) of this definition of Fundamental Change. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

For purposes of this definition, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Purchasers” means the several Initial Purchasers named in Schedule 1 to the Purchase Agreement.

“Instructions” shall have the meaning specified in Section 11.02.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2020.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” is any day other than a Business Day.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the carve-out set forth in clause (c) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 15, 2025.

“Observation Period” with respect to any Security surrendered for conversion means: (a) subject to clause (b), if the relevant Conversion Date occurs prior to August 15, 2025, the 30 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (b) if the relevant Conversion Date occurs during a Redemption Period, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding such Redemption Date; and (c) if the relevant Conversion Date occurs on or after August 15, 2025, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers that meets the requirements of Section 11.04.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion that meets the requirements of Section 11.04 from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Optional Redemption” shall have the meaning specified in Section 3.01.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security, plus, when appropriate, the premium, if any, on such security.

“Purchase Agreement” that certain Purchase Agreement, dated as of May 11, 2020, between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., SVB Leerink LLC and Goldman Sachs & Co. LLC, as representatives of the several Initial Purchasers named in Schedule 1 thereto.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 3.02(a).

“Redemption Notice” shall have the meaning specified in Section 3.02(a).

“Redemption Notice Date” shall have the meaning specified in Section 3.02(a).

“Redemption Period” shall have the meaning specified in Section 4.01(d).

“Redemption Price” means, for any Securities to be redeemed pursuant to Section 3.01, 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Securities on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Securities).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(d).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture, or to whom such matter relating to this Indenture is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.06(d).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“transfer” shall have the meaning specified in Section 2.06(d).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian for DTC, with respect to the Securities in global form, or any successor thereto.

“Settlement Method” means, with respect to any conversion of the Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Securities.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 6.01(a).

“Trading Day” means a day on which (a) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (b) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person who is then a Trustee hereunder.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.    Other Definitions.

Term	Where Defined
“Additional Shares”	4.04(a)
“Agent Members”	2.01(b)
“Cash Settlement”	4.02(a)
“Clause A Distribution”	4.05(c)
“Clause B Distribution”	4.05(c)
“Clause C Distribution”	4.05(c)
“Combination Settlement”	4.02(a)
“Company Order”	2.02(c)
“Conversion Agent”	2.03
“Conversion Date”	4.02(c)
“Conversion Notice”	4.02(b)
“Conversion Obligation”	4.01(a)
“Conversion Rate”	4.01(a)
“Distributed Property”	4.05(c)
“DTC”	2.01(b)
“Depositary”	2.01(b)
“Designated Institution”	4.11(a)
“Event of Default”	7.01
“Exchange Election”	4.11(a)
“Fundamental Change Repurchase Date”	3.05(d)
“Fundamental Change Repurchase Price”	3.05(a)
“Fundamental Change Repurchase Right Notice”	3.05(b)
“Make-Whole Fundamental Change Period”	4.04(d)
“Measurement Period”	4.01(c)
“Merger Event”	4.07(a)
“Non-Separate Rights”	4.09
“Paying Agent”	2.03
“Physical Settlement”	4.02(a)
“Reference Property”	4.07(a)
“Repurchase Exercise Notice”	3.05(c)
“Registrar”	2.03
“Securities”	Recitals
“Settlement Amount”	4.02(a)(ii)
“Settlement Notice”	4.02(a)(i)
“Spin-Off”	4.05(c)
“Stock Price”	4.04(c)
“Trigger Event”	4.05(c)
“unit of Reference Property”	4.07(a)
“Valuation Period”	4.05(c)

Section 1.03.    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    words in the singular include the plural, and words in the plural include the singular;

(d)    provisions apply to successive events and transactions;

(e)    the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)    the masculine gender includes the feminine and the neuter;

(g)    references to agreements and other instruments include subsequent amendments thereto; and

(h)    “herein,” “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.04.    References to Additional Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.02(d), Section 5.02(e) or Section 7.04, as applicable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01.    Form and Dating. (a) The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Securities Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

(b)    All of the Securities shall be issued initially in the form of one or more Global Securities, without interest coupons. which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, redemptions or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing and as further set forth in Section 2.12, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)    The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER

ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02.    Execution and Authentication; Payments of Interest and Defaulted Amounts. (a) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof. An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(b)    The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(c)    The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $1,050,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Securities purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Securities as set forth in the Purchase Agreement) upon receipt of a written order or orders of the Company signed by at least two Officers (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company at any time or from time to time may, without the consent of the Holders, reopen this Indenture and issue additional Securities under this Indenture having the same ranking, interest rate, maturity and other terms as the Securities initially issued hereunder (other than differences in the issue date, issue price, interest accrued prior to the issue date of such additional Securities and, if applicable, restrictions on transfer with respect to such additional Securities) in an unlimited aggregate principal amount, and entitled to all of the benefits of this Indenture; provided that if any such additional Securities are not fungible with the Securities initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Securities shall have one or more separate CUSIP numbers. Such additional Securities shall, together with the Securities initially issued hereunder, constitute a single series of Securities under this Indenture, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such additional Securities, the Trustee shall receive, and, shall be fully protected in relying upon: (i) an Officers’ Certificate delivered in accordance with Section 2.01 and Section 11.04 and (ii) an Opinion of Counsel which shall state (A) that the form and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors in accordance with Section 2.01 and Section 2.02 and in conformity with the provisions of this Indenture, (B) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles, and (C) that all conditions precedent under this Indenture in respect of the execution and delivery by the Company of such Securities have been complied with.

(d)    Accrued interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Person in whose name any Security (or its predecessor) is registered on register of the Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Securities by check mailed to the address of the registered Holder of such Note; provided, however, that the Company will pay interest to any Holder of more than $2,000,000 aggregate principal amount of Certificated Securities by wire transfer in immediately available funds to an account within the United States designated by such Holder in a written application delivered by such Holder to the Trustee and the Paying Agent not later than the Regular Record Date for the relevant Interest Payment Date, which application will remain in effect until such Holder notifies the Trustee and the Paying Agent (if other than the Trustee), in writing, to the contrary or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(e)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Securities, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Security and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (ii) of this Section 2.02(e).

(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.03.    Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, such offices and agencies to be maintained in the contiguous United States. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be made. The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Bid Solicitation Agent (except for the purposes of Section 5.01 and Article 9). Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall automatically serve as Paying Agent for the Securities.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee as an office or agency of the Company for each of the aforesaid purposes; provided, that the Corporate Trust Office shall not be the office or agency of the Company for the purposes of legal process against the Company. The Company shall initially act as the Bid Solicitation Agent under this Indenture.

In the event that the Paying Agent receives funds in advance of any due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company.

Section 2.04.    Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. A Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05.    Holder. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06.    Transfer and Exchange; Transfer Restrictions. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.07, Section 2.10, Section 3.09, Section 4.02(d) or Section 10.05.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof selected for Optional Redemption or in respect of which a Repurchase Exercise Notice pursuant to Section 3.05(c) has been delivered and not validly withdrawn by the Holder thereof (except, in the case of an Optional Redemption of a Security in part, purchase of a Security in part, or conversion of a Security in part, the portion thereof not to be redeemed, purchased or converted, as the case may be).

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. The registered Holder of a Security will be treated as its owner for all purposes. The registered Holder of all Global Securities shall be the Depositary as set forth in Section 2.12(b)(v).

(b)    Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)    Each Holder agrees to indemnify the Company, each Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(d)    Every Security that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Securities that is required to bear the legend set forth in Section 2.06(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(d) and Section 2.06(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF DEXCOM, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Securities Custodian in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange pursuant to Applicable Procedures, and, upon such instruction, the Securities Custodian shall so surrender such Global Security for exchange (or shall deem the unrestricted CUSIP for such Global Security to supersede the restricted CUSIP for such Global Security in accordance with the Applicable Procedures); and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.06(d) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

(e)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF DEXCOM, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF SECURITIES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).

Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Security that is repurchased or owned by it or any of its Subsidiaries to be surrendered to the Trustee for cancellation in accordance with Section 2.11.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, Agent Members or any other Persons with respect to the accuracy of the records of the Depositary or its nominee or of Agent Members, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary, subject to Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Security Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.    Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar (with respect to itself) and the Trustee (with respect to itself) such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or repurchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.    Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed pursuant to Article 3, those converted pursuant to Article 4, those repurchased pursuant to Section 2.11 or Article 3, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date, any Redemption Date or any Fundamental Change Repurchase Date, money sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such date such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09.    Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.    Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all the benefits of and subject to the same limitations under this Indenture as Certificated Securities authenticated and delivered hereunder.

Section 2.11.    Cancellation; Repurchase. The Company shall cause all Securities surrendered for the purpose of payment, purchase upon a Fundamental Change in accordance with Article 3, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall instruct the Trustee in writing to cancel all Securities surrendered by it to the Trustee, and the Trustee shall cancel all Securities surrendered to it for the purpose of payment, repurchase, registration of transfer, exchange, redemption, conversion or cancellation, and the Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Securities so surrendered and shall dispose of canceled Securities (subject to the record retention requirements of the Trustee and the Exchange Act), in accordance with its standard procedures, and no Securities shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Company may not hold or resell such Securities or issue new Securities to replace Securities that it has purchased or otherwise acquired or that have been delivered to the Trustee for cancellation.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market, by tender offer or exchange offer, by private agreement through counterparties or otherwise, whether by the Company or its Subsidiaries, including by cash-settled swaps or other derivatives and, in each case, at any price. The Company shall cause any Securities so purchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with this Section 2.11, and they shall no longer be considered outstanding under this Indenture upon their repurchase. Any Securities held by the Company or one of its Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.

Section 2.12.    Additional Transfer and Exchange Requirements. (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b)    The provisions of subsections (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)    Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Certificated Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and a beneficial owner requests through DTC that its Securities be exchanged for Certificated Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)    Securities issued in exchange for a Global Security or any portion thereof shall be issued in fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as Securities Custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; provided, however, that any Global Security surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

(iii)    Subject to the provisions of subsection (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)    In the event of the occurrence of any of the events specified in subsection (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v)    Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(c)    In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(b)(i) that required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(i)    to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(ii)    to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Securities and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

Section 2.13.    CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice or related action by the Company contemplated thereby shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

OPTIONAL REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 3.01.    Optional Redemption. No sinking fund is provided for the Securities. The Securities shall not be redeemable by the Company prior to May 20, 2023. On or after May 20, 2023 and prior to August 15, 2025, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Securities, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last trading day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 3.02.

Section 3.02.    Notice of Optional Redemption; Selection of Securities. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five calendar days prior to date such notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 70 calendar days prior to the Redemption Date (provided that any Redemption Notice date must be at least one calendar day prior to the first Scheduled Trading Day of any relevant Observation Period) (the date any such Redemption Notice is delivered in accordance with this Section 3.02(a), a “Redemption Notice Date”) to each Holder of Securities so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day.

(b)    The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)    Each Redemption Notice shall specify:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)    the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(v)    that Holders may surrender their Securities for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)    the procedures a converting Holder must follow to convert its Securities;

(vii)    the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 4.04;

(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities;

(ix)    in case any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued; and

(x)    the Settlement Method and, if applicable the Specified Dollar Amount for any conversion during the relevant Redemption Period.

A Redemption Notice shall be revocable.

(d)    If fewer than all of the outstanding Securities are to be redeemed, the Trustee shall select the Securities or portions thereof of a Global Security or the Securities in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and in the case of Global

Securities, subject to the Applicable Procedures. If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of the Security submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 3.03.    Payment of Securities Called for Redemption. (a) If any Redemption Notice has been given in respect of the Securities in accordance with Section 3.02, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)    Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.04.    Restrictions on Redemption. The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).

Section 3.05.    Repurchase at Option of the Holder Upon a Fundamental Change. (a) Subject to the satisfaction of the requirements of this Article 3, if a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at its option, to require the Company to repurchase for cash all of their Securities, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000 at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities to be repurchased).

(b)    On or before the tenth Business Day after the date on which a Fundamental Change becomes effective, the Company shall provide to all Holders of the Securities, the Trustee and the Conversion Agent (if other than the Trustee) a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”). The Fundamental Change Repurchase Right Notice shall state:

(i)    the event or events giving rise to the Fundamental Change;

(ii)    if the Fundamental Change also constitutes a Make-Whole Fundamental Change;

(iii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(iv)    the effective date of the Fundamental Change;

(v)    the last date on which a Holder may exercise the repurchase right;

(vi)    the Fundamental Change Repurchase Price;

(vii)    the Fundamental Change Repurchase Date;

(viii)    the name and address of the Paying Agent and the Conversion Agent;

(ix)    that the Securities with respect to which a Repurchase Exercise Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice as described in Section 3.05(d); and

(x)    the procedures that Holders must follow to require the Company to repurchase their Securities.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall publish the information on the Company’s website or through a public medium the Company may use at that time.

(c)    To exercise the repurchase right in connection with a Fundamental Change, a Holder must deliver, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, the Securities to be purchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Securities to the Paying Agent, together with a written notice exercising its right to require the Company to repurchase its Securities or a portion thereof (a “Repurchase Exercise Notice”), substantially in the form included in Exhibit A hereto, duly completed, to the Paying Agent. The Repurchase Exercise Notice must state:

(i)    if the Securities are Certificated Securities, the certificate numbers of the Securities to be delivered for repurchase;

(ii)    the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and

(iii)    that the Securities are to be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the applicable provisions of the Securities and this Indenture.

If the Securities are Global Securities, the Repurchase Exercise Notice must comply with the Applicable Procedures.

A Holder may withdraw any Repurchase Exercise Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal must state:

(i)     the principal amount of the Securities for which the Repurchase Exercise Notice has been withdrawn;

(ii)     if Certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii)     the principal amount, if any, that remains subject to the Repurchase Exercise Notice.

If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

(d)    The Company must repurchase the Securities on a date (the “Fundamental Change Repurchase Date”) chosen by the Company that is no less than 20 and no more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice with respect to the occurrence of the relevant Fundamental Change. To receive payment of the Fundamental Change Repurchase Price, a Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Repurchase Exercise Notice. Holders shall receive payment of the Fundamental Change Repurchase Price on the later of (i) the Fundamental Change Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Securities. If the Paying Agent holds by 11:00 a.m. New York City time money deposited by the Company sufficient to pay the Fundamental Change Repurchase Price of the Securities on the Fundamental Change Repurchase Date, then with respect to the Securities that have been properly surrendered for repurchase and have not been validly withdrawn:

(i)    the Securities will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent); and

(ii)    all other rights of the Holder of such Securities will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities).

Section 3.06.    Compliance with Securities Laws Upon Purchase of Securities. (a) In connection with any offer to purchase the Securities under Section 3.05, the Company shall comply with all tender offer rules applicable to the Company under the Exchange Act. The Company shall (a) comply with the provisions of Rule 13e-4, Rule 14e-l (or any successor to either such Rule) and any other tender offer rules, if applicable, under the Exchange Act, (b) file a Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer by the Company to purchase the Securities upon a Fundamental Change, so as to permit the rights of the Holders and obligations of the Company under Section 3.05 to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations that come into force after the date of this Indenture conflict with the provisions of this Section 3.06, the Company, shall comply with the applicable securities laws and regulations in conducting an offer to purchase Securities required by Section 3.05 and shall not be deemed to have breached its obligations under Section 3.05 or this Section 3.06 by virtue of such conflict.

Section 3.07.    No Repurchase Upon Acceleration. No Securities may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Certificated Securities held by it following the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities), and any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.08.    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.09.    Partial Repurchase. Upon surrender of a Security that is to be repurchased in part pursuant to Section 3.05, the Company shall execute and the Trustee shall authenticate and deliver (or transfer by book entry) to the Holder a new Security in an authorized denomination equal in principal amount to the unrepurchased portion of the Security surrendered.

ARTICLE 4

CONVERSION

Section 4.01.    Conversion Rights. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security (i) subject to satisfaction of one or more of the conditions described in subsections (b) through (g) of this Section 4.01, at any time prior to the close of business on the Business Day immediately preceding August 15, 2025 under the circumstances and during the periods set forth in subsections (b) through (g) of this Section 4.01, and (ii) irrespective of the conditions set forth in subsections (b) through (g) of this Section 4.01, on or after August 15, 2025 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case at an initial conversion rate of 1.6655 shares of Common Stock (subject to adjustment as provided in Section 4.05, the “Conversion Rate”) per $1,000 principal amount of Securities (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b)    Prior to the close of business on the Business Day immediately preceding August 15, 2025, a Holder may surrender all or any portion of its Securities for conversion during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. Neither the Trustee nor any Agent shall have any obligation to make any calculation or to determine whether the Securities may be surrendered for conversion, or to notify the Company, the Depositary, DTC or any of the Holders of the Securities if the Securities have become convertible.

(c)    Prior to the close of business on the Business Day immediately preceding August 15, 2025, a Holder of the Securities may surrender all or any portion of its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities, as determined following a request by a Holder of the Securities in accordance with the procedures described below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on each such Trading Day. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of at least $2.0 million in aggregate principal amount of the Securities requests in writing that the Company make such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (and such Bid Solicitation Agent shall provide such determination to the Company), or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. If the Bid Solicitation Agent (if other than the Company) determines (or if the Company is acting as the Bid Solicitation Agent, the Company determines) that the trading price condition has been met, the Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the trading price condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for such date, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If (i) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination; or (ii) if the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for each Trading Day on which such failure occurs.

(d)    If the Company calls any or all of the Securities for redemption pursuant to Article 3 prior to the close of business on the Business Day immediately preceding August 15, 2025, then Holder may surrender all or any portion of its Notes for conversion at any time on or after the relevant Redemption Notice Date until the close of business on the Scheduled Trading Day prior to the Redemption Date (even if the Securities are not otherwise convertible at such time) unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Securities may convert its Securities until the Redemption Price has been paid or duly provided for (any such period, a “Redemption Period.”) For the avoidance of doubt, the right to convert Securities pursuant to this Section 4.01(d) shall expire at the close of business on the Scheduled Trading Day prior the Redemption Date unless the Company defaults in the payment of the Redemption Price, in which case Holders may convert until the Redemption Price has been paid or duly provided for as set forth in the preceding sentence.

(e)    If, prior to the close of business on the Business Day immediately preceding August 15, 2025, the Company elects to:

(i)    issue to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan in connection with the initial adoption by the Company, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be issued under this Section 4.01(e)(i) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii)    distribute to all or substantially all holders of Common Stock, the Company’s assets, securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution;

then, in either case, the Company shall notify in writing the Holders of the Securities (with a copy of such notice to the Trustee and the Conversion Agent (if other than the Trustee)) at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Securities for conversion at any time until the earlier of (A) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (B) the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time. No Holder may convert any of its

Securities pursuant to the conditions set forth in this Section 4.01(e) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Securities, without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(f)    If a transaction or event that constitutes a Fundamental Change or Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding August 15, 2025, regardless of whether a Holder of the Securities has the right to require the Company to repurchase the Securities pursuant to Section 3.05, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets that occurs prior to the close of business on the Business Day immediately preceding August 15, 2025, in each case pursuant to which Common Stock would be converted into cash, securities or other assets, then all or any portion of a Holder’s Securities may be surrendered for conversion at any time from or after the effective date of the transaction until 35 Trading Days after the effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) at least 10 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company has not publicly announced such transaction at least 10 Scheduled Trading Days prior to the anticipated effective date of such transaction, then within one Business Day of the day the Company publicly announces such transaction, and in no event later than the actual effective date of such transaction.

(g)    On or after August 15, 2025, a Holder may convert all or any portion of its Securities at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date.

Section 4.02.    Settlement Upon Conversion; Conversion Procedures. (a) Subject to this Section 4.02, Section 4.04 and Section 4.07, upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 4.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 4.02 (“Combination Settlement”), at its election, as set forth in this Section 4.02.

(i)    All conversions for which the relevant Conversion Date occurs on or after August 15, 2025, and all conversions for which the relevant Conversion Date occurs during a Redemption Period, shall be settled using the same Settlement Method. Except for conversions of Securities described in the preceding sentence, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date (or during the relevant period), but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates. If, in respect of any Conversion Date (or with respect to (x) the period beginning on, and including, August 15, 2025 and ending on, and including, the Business Day immediately preceding the Maturity Date or (y) a Redemption Period, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice in writing to converting Holders, the Trustee and the Conversion Agent no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions of Securities for which the relevant Conversion Date occurs (A) during a Redemption Period, in such Redemption Notice, or (B) on or after August 15, 2025, no later than the Business Day immediately preceding August 15, 2025). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to such Securities and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000. Such Settlement Notice shall be prepared by the Company and shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company elects Combination Settlement but does not timely notify in writing converting Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Securities to be converted, such Specified Dollar Amount will be deemed to be $1,000.

(ii)    With respect to any conversion of Securities, the cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of such conversion (the “Settlement Amount”) shall be computed as follows:

(A)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date;

(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days during the related Observation Period; and

(C)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Observation Period.

(iii)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.

(b)    Subject to Section 4.02(e), before any Holder of a Security shall be entitled to convert a Security as set forth above, such Holder shall (i) in the case of a Certificated Security (A) complete and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Security set forth in Exhibit A hereto (a “Conversion Notice”) at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered by the Company or its agent upon settlement of the Conversion Obligation to be registered, (B) deliver such Security, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent and (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 4.02 and (ii) in the case of a Global Security, comply with the Depositary’s procedures for converting a beneficial interest in a Global Security and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 4.02. The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 on the Conversion Date for such conversion. No Conversion Notice with respect to any Securities may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.05(c).

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)    A Security shall be deemed to have been converted immediately prior to the close of business on the Business Day (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above; provided that in the case of a Global Security, no Holder shall be deemed to have complied with the requirements set forth in subsection (b) above on any Business Day that the Depositary is not open for business. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, in the case of Physical Settlement, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)    In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such conversion being different from the name of the Holder of the old Securities surrendered for such conversion.

(e)    If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its representative receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)    Upon the conversion of an interest in a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

(g)    Except as described below, the Company shall not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of Securities. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, attributable to the period from, and including, the most recent Interest Payment Date to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Securities are submitted for conversion after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Securities as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Securities on such Interest Payment Date notwithstanding the conversion, and Securities surrendered for conversion after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the principal amount of the Securities being converted; provided that no such payment need be made:

(i)    for conversions after the close of business on November 1, 2025, which is the Regular Record Date immediately preceding the Maturity Date;

(ii)    for conversions during any Redemption Period;

(iii)    if the Company has specified a Fundamental Change Repurchase Date that is (a) after a Regular Record Date and (b) on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)    to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Security.

As a result of the foregoing, the Company shall pay interest on the Maturity Date on all Securities converted after the Regular Record Date preceding the Maturity Date, and Holders shall not be required to pay the Company equivalent interest amounts. For the avoidance of doubt, each Holder of Securities at the close of business on the Regular Record Date immediately preceding the Maturity Date, Redemption Date or any Fundamental Change Repurchase Date as described in the preceding paragraph with respect to such Securities shall receive the full payment of accrued and unpaid interest on the Maturity Date or other applicable Interest Payment Date regardless of whether such Holder’s Securities have been converted following such Regular Record Date.

(h)    The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Securities, such Person shall no longer be a Holder of such Securities surrendered for conversion.

(i)    The Company shall not issue any fractional share of Common Stock upon conversion of the Securities and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Security surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(j)    Each conversion shall be deemed to have been effected as to any Security surrendered for conversion on the Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or the close of business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

Section 4.03.    Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (assuming that at the time of computation of such number of shares, all such Securities would be converted by a single Holder and that Physical Settlement (giving effect to the maximum number of Additional Shares pursuant to Section 4.04) is applicable).

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange, over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.04.    Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change or Notice of Redemption. (a) If and only to the extent that (i) a Holder converts its Securities in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date or (ii) a Holder converts its Securities in connection with a Redemption Notice we deliver with respect to any or all of its Securities as set forth in Article 3, the Company shall, under the circumstances set forth in this Section 4.04, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares (the “Additional Shares”), as described below.

(b)    Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change or Redemption Notice, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.02. However, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change is composed entirely of cash, for any conversion of the Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount in cash per $1,000 principal amount of converted Securities equal to the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 4.04), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table set forth in clause (f) below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice, as the case may be (in each case, the “Effective Date”), and the price paid (or deemed to be paid) per share of Common Stock in such Make-Whole Fundamental Change or with respect to the Optional Redemption, as the case may be (the “Stock Price”). If holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on each of the five consecutive Trading Days prior to, but excluding, the Effective Date of the Make-Whole Fundamental Change or the date of the Redemption Notice, as the case may be.

(d)    A conversion of Securities by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or after the Effective Date of the Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the carve-out in subsection (ii) of clause (c) of the definition of Fundamental Change, the 35th Trading Day following the actual Effective Date of the Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Securities by a Holder shall be deemed for these purposes to be “in connection with” a Redemption Notice if the Conversion Notice is received by the Conversion Agent during the relevant Redemption Period.

(e)    The Stock Prices set forth in the first row of the following table (i.e., the column headings) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.05. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 4.05.

(f)    The following table sets forth the number of Additional Shares by which the Conversion Rate for the Securities will be increased per $1,000 principal amount of Securities for each Stock Price and Effective Date or Redemption Notice Date set forth below:

	Stock Price
Effective Date/Redemption Notice Date	$421.36	$450.00	$500.00	$550.00	$600.42	$650.00	$700.00	$780.55	$900.00	$1000.00	$1100.00	$1200.00	$1400.00	$1600.00	$2000.00
May 14, 2020	0.7077	0.6387	0.5090	0.4101	0.3328	0.2730	0.2249	0.1664	0.1082	0.0761	0.0537	0.0377	0.0180	0.0078	0.0004
November 15, 2020	0.7077	0.6360	0.5039	0.4036	0.3254	0.2653	0.2171	0.1589	0.1016	0.0705	0.0489	0.0338	0.0155	0.0063	0.0002
November 15, 2021	0.7077	0.6273	0.4901	0.3867	0.3070	0.2463	0.1983	0.1412	0.0865	0.0577	0.0384	0.0254	0.0103	0.0033	0.0000
November 15, 2022	0.7077	0.6122	0.4686	0.3616	0.2804	0.2195	0.1723	0.1176	0.0674	0.0423	0.0263	0.0161	0.0052	0.0011	0.0000
November 15, 2023	0.7077	0.5908	0.4374	0.3251	0.2418	0.1813	0.1360	0.0861	0.0438	0.0247	0.0136	0.0071	0.0015	0.0001	0.0000
November 15, 2024	0.7077	0.5641	0.3897	0.2645	0.1769	0.1191	0.0804	0.0434	0.0177	0.0082	0.0036	0.0015	0.0001	0.0000	0.0000
November 15, 2025	0.7077	0.5567	0.3345	0.1527	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date or Redemption Notice Date may not be set forth in the table above, in which case:

(i)     if the Stock Price is between two Stock Prices in the table or the Effective Date or Redemption Notice Date is between two dates in the table, the number of Additional Shares by which the Conversion Rate for the Securities will be increased shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)     if the Stock Price is more than $2,000.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)     if the Stock Price is less than $421.36 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Securities exceed 2.3732 shares of Common Stock, subject to adjustment in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 4.05.

Section 4.05.    Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Company, upon the occurrence of any of the following events, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Securities participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the events described in this Section 4.05, without having to convert their Securities as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS’	=	the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options, or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b) and for the purpose of Section 4.01(e)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.05(a) or Section 4.05(b), (ii) rights issued under a stockholder rights plan (except as set forth below in this Section 4.05(c)); (iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.05(d), (iv) distributions of Reference Property in exchange for the Common Stock as described in Section 4.07, and (v) Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply, then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire Capital Stock or other securities of the Company (the “Distributed Property”) distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	FMV[0] + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV[0]	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

For purposes of the foregoing, “FMV0” will be determined by reference to (i) the actual trading market for the Capital Stock or similar equity interest to be distributed in the Spin-Off or (ii) for any Trading Day in the Valuation Period as of which such Capital Stock or similar equity interest has not commenced trading in the actual trading market for such security, the when-issued trading market for such security, as applicable.

The adjustment to the Conversion Rate under the preceding paragraph shall occur at close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Securities for which Physical Settlement is applicable, if the relevant conversion date occurs during the Valuation Period, the references in the portion of this Section 4.05(c) related to Spin-Offs to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “ten” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. If the distribution constituting the Spin-Off is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would have been in effect if such distribution had not been declared.

For purposes of this Section 4.05(c) (and subject in all respect to Section 4.09, rights, options or warrants distributed by the Company, pursuant to a shareholder rights plan to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05(c) (and no adjustment to the Conversion Rate under this Section 4.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.05(a), Section 4.05(b) and this Section 4.05(c), any dividend or distribution to which this Section 4.05(c) is applicable that also includes one or both of:

(A)     a dividend or distribution of shares of Common Stock to which Section 4.05(a) is applicable (the “Clause A Distribution”); or

(B)     a dividend or distribution of rights, options or warrants to which Section 4.05(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.05(a) and Section 4.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 4.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.05(b).

(d)    If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.05(e) shall occur at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Securities for which Physical Settlement is applicable, if the relevant conversion date occurs during the ten Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “ten” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the ten Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “ten” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. For the avoidance of doubt, no adjustment under Section 4.05(e) will be made if such adjustment would result in a decrease in the applicable Conversion Rate.

(f)    Notwithstanding this Section 4.05 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 4.02(j) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities. In addition, the Company shall not adjust the Conversion Rate for guarantees issued in respect of any of its outstanding securities.

(h)    In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 4.05, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to), subject to the applicable rules of The Nasdaq Global Select Market, increase the Conversion Rate, as the Board of Directors considers advisable, to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to Trustee, the Conversion Agent and the Holder of each Security a written notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such written notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)    Notwithstanding anything to the contrary in this Section 4.05, the Conversion Rate shall not be adjusted:

(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)    on account of ordinary course of business stock repurchases, including structured or derivative transactions, pursuant to a stock repurchase program approved by the Board of Directors, in each case, that are not tender offers referred to in Section 4.05(e) of the adjustments above;

(iv)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right (other than rights under a shareholder rights plan as described in Section 4.09) or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection (i) and outstanding as of the date the Securities were first issued;

(v)    solely for a change in the par value of the Common Stock; or

(vi)    for accrued and unpaid interest, if any.

(j)    Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 4.05 unless such adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments with respect to the Securities, except that all such adjustments must be given effect immediately upon the earliest to occur of any of the following: (1) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (2) regardless of whether the adjustment (or such cumulative net effect) is less than 1% of the Conversion Rate (x) on the Conversion Date for any Securities (in the case of Physical Settlement) and (y) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement); (3) on the effective date any Fundamental Change or Make-Whole Fundamental Change occurs; (4) the date of a Redemption Notice; and (5) August 15, 2025. All calculations and other determinations in respect of the Conversion Rate shall be made by the Company to the nearest 1/10,000th of a share.

(k)    Whenever the Conversion Rate is adjusted pursuant to this Section 4.05, the Company shall compute the adjusted Conversion Rate in accordance with this Section 4.05 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 4.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such Officers’ Certificate shall promptly be delivered to the Trustee and each Conversion Agent (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). As soon as practicable after each such adjustment, the Company shall deliver to the Holders (with a copy to the Trustee and the Conversion Agent) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and setting forth the date as of which such adjustment is effective. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Unless and until a Responsible Officer of the Trustee and each Conversion Agent shall receive an Officers’ Certificate with respect to an adjustment of the Conversion Rate, the Trustee and each Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

(l)    For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)    In the event of a taxable distribution to holders of shares of Common Stock that results in an adjustment of the Conversion Rate, Holders may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of shares of Common Stock. Because this deemed distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including any backup withholding) are paid on behalf of a Holder, those withholding taxes may be set off against payments of cash or Common Stock, if any, payable on the Securities (or, in some circumstances, against any payments on the Common Stock).

(n)    Notwithstanding any of the foregoing, if:

(i)    the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation through Combination Settlement and whole or fractional shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Observation Period applicable to Securities that a Holder has converted;

(ii)    any distribution or transaction described in subsections (a), (b), (c), (d) and (e) of this Section 4.05 has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question; and

(iii)    the shares of Common Stock that such Holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then such Holder will be treated as if such Holder were the record owner of such shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment and the Company shall take such corporate actions as required to give effect to the foregoing.

Notwithstanding any of the foregoing, if:

(i)     the Company elects to satisfy (or is otherwise required to satisfy) its Conversion Obligation solely in shares of Common Stock (other than cash in lieu of any fractional shares);

(ii)     any distribution or transaction described in subsections (a), (b), (c), (d) and (e) of this Section 4.05 has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(iii)     the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of

Common Stock were not held on a related Record Date or otherwise), then such Holder will be treated as if such Holder were the record owner of such shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment and the Company shall take such corporate actions as required to give effect to the foregoing.

Section 4.06.    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the relevant period.

Section 4.07.    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)    In the case of:

(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)    any consolidation, merger or combination involving the Company,

(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)    any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then the Company or the successor or purchasing company, as the case may be, will execute with the Trustee, without the consent of the Holders (except as may be otherwise required pursuant to this Indenture), a supplemental indenture providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed into a right to convert such principal amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 4.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the

Securities in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Securities will be convertible or be used to calculate the Daily VWAP, as the case may be, shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after the determination is made.

Such supplemental indenture shall provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 4. If the Reference Property in respect of any Merger Event includes shares of stock, securities or other property or assets of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Merger Event, such other Person will also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Securities upon a Fundamental Change pursuant to Article 3, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

If the holders of Common Stock receive only cash in such Merger Event, then for all conversions of Securities that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 4.04), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the Conversion Date.

(b)    In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder (with a copy to the Trustee) as provided for in this Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d)    The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

Section 4.08.    Cancellation of Converted Securities. All Certificated Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Security, the Trustee or the Securities Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Securities represented by such Global Security to reflect the conversion.

Section 4.09.    Shareholders Rights. If the Company has a shareholder rights plan in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time (such rights prior to separation from the Common Stock, “Non-Separate Rights”). However, if prior to any conversion the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate shall be increased at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 4.05(c), subject to decrease in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to such a shareholder rights plan shall not trigger a Conversion Rate adjustment pursuant to Section 4.05(c) if Holders of the Securities participate in such distribution on an as-converted basis in accordance with the first paragraph of Section 4.05.

Section 4.10.    Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment to the Conversion Rate under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 4.05(k). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for determination of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable). In addition, in no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price. For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Trading Price, Daily Conversion Value, Daily Settlement Amount and Last Reported Sale Price. Nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period or determine whether the Securities are convertible, whether any Merger Event has occurred, or whether any adjustments to the Conversion Rate are required. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and as Bid Solicitation Agent (if applicable).

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.01, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.06.

Section 4.11.    Exchange in Lieu of Conversion. (a) When a Holder surrenders its Securities for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Business Day (or, if the Company elects Physical Settlement in respect of such conversion, the Business Day) following the Conversion Date, such Securities to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Securities, the cash, shares of Common Stock or combination of cash and Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 4.02 above or such other amount agreed to by the converting Holder and the Designated Institution (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the second Business Day (or, if the Company elects Physical Settlement in respect of such conversion, the Business Day) following the relevant Conversion Date, notify in writing the Holder surrendering Securities for conversion, the Trustee and the Conversion Agent (if the other than the Trustee) that it has made such election. In addition, the Company shall concurrently notify the Designated Institution of the relevant deadline for delivery of the Conversion Consideration. Any Securities exchanged by the Designated Institution will remain outstanding, subject to the Applicable Procedures.

(b)    If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related Conversion Consideration to the Conversion Agent, or if the Designated Institution does not accept such Securities for exchange, the Company shall, within the time period specified in Section 4.02(c), deliver the relevant Conversion Consideration in accordance with the provisions of Section 4.02.

(c)    For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 4.11 require the Designated Institution to accept any Securities for exchange.

ARTICLE 5

COVENANTS

Section 5.01.    Payment on the Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal (including the Redemption Price and the Fundamental Change

Repurchase Price, if applicable) of and interest on the Securities shall be considered paid on the date it is due, if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date money, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest then due on the Securities.

Payment of the principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose (which shall initially be the Corporate Trust Office of the Trustee); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer to an account within the United States in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least ten Business Days prior to the payment date, it being understood that as long as the Securities are Global Securities, payment will be made by wire transfer to DTC.

Section 5.02.    SEC Reports and Rule 144A Information Requirement.

(a)    The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02 at the time such documents are filed via EDGAR.

(b)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system or postings to any website have occurred or the contents therein.

(c)    At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Securities or any shares of Common Stock issuable upon conversion of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of 0.50% per annum of the principal amount of the Securities outstanding for each day during which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities. As used in this Section 5.02(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)    If, and for so long as, the restrictive legend on the Securities specified in Section 2.06(d) has not been removed in accordance with the terms of this Indenture and the Securities, the Securities are assigned a restricted CUSIP number or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities) as of the 370th day after the last original issue date of the Securities, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding until the restrictive legend on the Securities has been removed in accordance with Section 2.06(d), the terms of this Indenture and the Securities, the Securities are assigned an unrestricted CUSIP number and the Securities are freely tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities).

(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.

(g)    The Additional Interest that is payable in accordance with Section 5.02(d) or Section 5.02(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 7.04. In no event will the Additional Interest described in this Section 5.02, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, as provided in Section 7.04, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h)    If Additional Interest is payable by the Company pursuant to Section 5.02(d), Section 5.02(e) or Section 7.04, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.03.    Compliance Certificates.

(a)    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year during which any Securities were outstanding an Officers’ Certificate (that need not comply with Section 11.04(b)) stating whether or not the signers thereof know of any Default or Event of Default that occurred during such fiscal year and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officers of the Company signing such Officers’ Certificate have knowledge of such a Default or Event of Default, the Officers’ Certificate shall describe any such Default or Event of Default and its status.

(b)    The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith, and in any event within five Business Days, after any Officer becoming aware of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 5.04.    Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05.    Maintenance of Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06.    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER OR LEASE

Section 6.01.    Company May Consolidate, Etc., Only on Certain Terms. The Company shall not, directly or indirectly, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)    either (i) the Company is the continuing Person or (ii) the resulting, successor or transferee Person, if not the Company (such Person, the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State of the United States, or the District of Columbia;

(b)    such Person (if other than the Company) expressly assumes by an indenture supplemental hereto, executed and delivered to the Trustee the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4;

(c)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(d)    if as a result of such transaction the Securities become convertible into Common Stock or other securities issued by a third party, such third party fully and unconditionally guarantees all of the obligations of the Company or such Successor Company under the Securities and this Indenture; and

(e)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02.    Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.01 in which the Company is not the continuing corporation, there shall be an adjustment to the Conversion Rate and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01.    Events Of Default. An “Event of Default” shall occur if:

(a)    the Company fails to pay the principal of any Security when due and payable at its stated maturity, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(b)    the Company fails to pay the interest on any Security when due and payable and such failure continues for a period of 30 days;

(c)    the Company fails to convert any Security in accordance with this Indenture upon exercise of a Holder’s conversion right and, in the case of a conversion to which Physical Settlement applies, such failure continues for a period of three Business Days;

(d)    the Company fails to provide timely notice pursuant to Section 3.05(b), Section 4.01(d), Section 4.01(f) or Section 4.04(b), in each case when due;

(e)    the Company fails to comply with its obligations set forth in Article 6;

(f)    the Company fails to perform any other agreement required of it in this Indenture or the Securities and such failure continues for 60 days after written notice is given to the Company in accordance with the immediately succeeding paragraph;

(g)    any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries in an aggregate outstanding principal amount in excess of $50,000,000 is not paid at final maturity or upon acceleration, and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice to the Company is given in accordance with the immediately succeeding paragraph;

(h)    the Company or any of its Significant Subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50,000,000, if the judgments are not paid, discharged or stayed within 30 days;

(i)    the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case or proceeding;

(ii)    consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)    makes a general assignment for the benefit of its creditors; or

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(ii)    appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(iii)    orders the liquidation of the Company or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The notice given pursuant to this Section 7.01 may be given by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding (with a copy to the Trustee) and must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 7.01 is cured, it ceases.

Section 7.02.    Acceleration. If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 7.01 with respect to the Company (and not a Significant Subsidiary of the Company) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 7.01 occurs with respect to the Company (and not a Significant Subsidiary), all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After any acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Securities may, except with respect to the nonpayment of principal (including the Fundamental Change Repurchase Price or Redemption Price) or interest or with respect to the failure to pay and/or deliver the consideration due upon conversion, rescind and annul such acceleration by notice to the Trustee if (a) all existing Events of Default, other than the non-payment of accelerated principal, have been cured or waived; (b) interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.07 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 7.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.

Section 7.04.    Additional Interest.

(a)    Notwithstanding anything in this Indenture or in the Securities to the contrary, to the extent the Company elects, the sole remedy for an Event of Default during the first 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 5.02(a), shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to (i) for the first 180 days after the occurrence of such an Event of Default, 0.25% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during such period, beginning on, and including, the date on which such an Event of Default first occurs, and (ii) for the 180 days after the 181st day after the occurrence of such an Event of Default, 0.50% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during such period. Additional Interest payable pursuant to this Section 7.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 2.06(d) or Section 2.06(e).

(b)    If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 361st day after such Event of Default (if such Event of Default is not cured or waived prior to such 361st day, and which period shall not commence until expiration of the 60-day period set forth in clause (f) of Section 7.01), the Securities will be subject to acceleration as provided in Section 7.02. This Section 7.04 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 7.04, or if it so elects but fails to pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 7.02. To elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with subsection (a) of this Section 7.04 and this subsection (b), the Company must notify in writing all Holders of the Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the Company’s failure to timely give such notice or if the Company gives such notice but does not pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 7.02.

(c)    In no event will the Additional Interest described in this Section 7.04, together with any Additional Interest that may accrue pursuant to Section 5.02, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 7.05.    Waiver of Defaults and Events of Default. Subject to Section 7.08 and Section 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee and the Company may waive an existing default or Event of Default and its consequence, except (a) a default or Event of Default in the payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price) of or interest on any Security, (b) a failure by the Company to convert any Securities in accordance with the provisions of the Securities and this Indenture or (c) any default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 7.06.    Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that violates law or this Indenture or that would result in the Trustee incurring personal liability unless the Trustee is offered security or indemnity satisfactory to it against loss, cost, liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07.    Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for the enforcement of payment of the principal (including the Fundamental Change Repurchase Price) or interest on any Security on or after the applicable due date or the right to convert the Securities or to receive the consideration due upon such conversion in accordance with Article 4) unless:

(a)    the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b)    the Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made a written request and have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(c)    the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.08.    Rights of Holders to Receive Payment and to Convert. Each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal (including the Fundamental Change Repurchase Price or Redemption Price) of, (b) accrued and unpaid interest, if any, on, and (c) the consideration due upon conversion of, its Securities, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 7.09.    Collection Suit by Trustee. If an Event of Default in the payment of principal or interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.10.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the compensation and reasonable expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.    Priorities. If the Trustee collects any money or property pursuant to this Article 7, or after an Event of Default any moneys or properties are distributable in respect of the Company’s obligations under this Indenture, the money or property shall be paid out or distributed in the following order:

FIRST, to the Trustee for amounts due under Section 8.07;

SECOND, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD, to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11.

Section 7.12.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8

TRUSTEE

Section 8.01.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use in the conduct of his or her own affairs under the circumstances.

(b)    Except during the continuance of an Event of Default:

(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of subsection (b) of this Section 8.01;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability unless the Company or Holders shall have offered to the Trustee security or indemnity satisfactory to it against such cost, loss, expense or liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities that might be incurred by it in compliance with such request or direction. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(e)    Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money and other property held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02.    Rights of Trustee.

(a)    The Trustee may rely conclusively on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 11.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)    The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)    The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been actually received by a Responsible Officer at the Corporate Trust Office of the Trustee from the Company, a Paying Agent, any Holder or any agent of any Holder.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)    In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)    The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(l)    In connection with any proposed exchange of a certificated Security for a Global Security, the Company shall be required to use reasonable efforts to provide or cause to be provided to the Trustee all information within its possession that is requested by the Trustee and necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 8.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties.

Section 8.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities or the Common Stock, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent (other than the Trustee) and it shall not be responsible for any statement or recital herein or any statement in the Securities or in the offering memorandum relating to the offer and sale of the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities. The Trustee shall not be bound to ascertain or inquire as to the performance, observance or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company but the Trustee may require full information and advice as to the performance of the aforementioned covenants. The Trustee shall have no obligations to independently determine or verify if any Fundamental Change, Make-Whole Fundamental Change, Merger Event or any other event has occurred or notify the Holders of any such event.

Section 8.05.    Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee in accordance with the terms of this Indenture, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it receives notice thereof. However, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of Holders, except in the case of a Default or an Event of Default in (a) payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) or interest on any Security or (b) payment or delivery, as the case may be, of the consideration due upon conversion.

Section 8.06.    [Reserved].

Section 8.07.    Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances reasonably incurred or made by it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee and reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.

To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, interest on, and amounts due upon conversion of, the Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 7.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 8.07 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason. “Trustee” for the purposes of this Section 8.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 8.08.    Replacement of Trustee. The Trustee may resign upon 30 days’ notice by so notifying the Company in writing and by mailing notice thereof to the Holders at their addresses as they appear on the Registrar. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing upon 30 days’ notice and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(i)    the Trustee fails to comply with Section 8.10;

(ii)    the Trustee is adjudged a bankrupt or an insolvent or relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)    a receiver or other public officer takes charge of the Trustee or its property; or

(iv)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 8.10, any Holder who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (provided that all sums owing to the Trustee hereunder have been paid) and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.    Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, by sale or otherwise, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 8.10.    Eligibility; Disqualification. The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy such requirement, it shall resign immediately in the manner and with the effect specified in this Article 8.

Section 8.11.    [Reserved].

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01.    Satisfaction and Discharge of Indenture. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Securities have become due and payable, whether at the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and/or, solely to satisfy the Company’s Conversion Obligation, shares of Common Stock, as applicable, sufficient to pay all of the outstanding

Securities and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07 shall survive and, if money shall have been deposited with the Trustee pursuant to paragraph (a)(ii) of this Section 9.01, the provisions of Section 9.02 and Section 9.04 shall survive until the Securities have been paid in full.

Section 9.02.    Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money and shares of Common Stock deposited with it pursuant to Section 9.01 and shall apply the deposited money and shares of Common Stock in accordance with this Indenture and the Securities to the payment or delivery, as the case may be, of the principal of, and interest on, and the consideration due upon conversion of, the Securities; provided that such money and shares of Common Stock need not be segregated from other funds except to the extent required by law.

Section 9.03.    Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money or shares of Common Stock (a) deposited with them pursuant to Section 9.01 and (b) held by them at any time.

The Trustee and each Paying Agent shall, subject to compliance with applicable abandoned property law, pay to the Company upon request any money or shares of Common Stock held by them for the payment or delivery, as the case may be, of principal, interest or amounts due upon conversion that remains unclaimed for two years after a right to such money or shares of Common Stock has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money or shares of Common Stock notice that such money or shares of Common Stock remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money or shares of Common Stock then remaining will be repaid or delivered to the Company. After payment or delivery to the Company, Holders entitled to money or share of Common Stock must look only to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and each Agent shall have no liability therefor. In the absence of a written request from the Company to return unclaimed funds or shares to the Company, the Trustee shall from time to time deliver all unclaimed funds or shares to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds or shares held by the Trustee pursuant to this Section 9.03 shall be (subject to Section 2.03) held uninvested and without any liability for interest.

Section 9.04.    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 9.02; provided, however, that if the Company has made any payment or delivery, as the case may be, of the principal of, interest on, or amounts due upon conversion of, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment or delivery from the money or shares of Common Stock held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.    Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or the consent of, any Holder:

(a)    to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect Holders, as determined in good faith by the Company;

(b)    to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture pursuant to Article 6;

(c)    to add guarantees with respect to the Securities;

(d)    to secure the Securities;

(e)    to increase the Conversion Rate;

(f)    to irrevocably select a Settlement Method or Specified Dollar Amount, or eliminate the Company’s right to choose a particular Settlement Method, on conversion of the Securities;

(g)    to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(h)    to make any other change that does not adversely affect the rights of any Holder, as determined by the Company in good faith;

(i)    in connection with any Merger Event, provide that the Securities are convertible into Reference Property, subject to the provisions of Section 4.02, and make such related changes to the terms of the Securities to the extent expressly required by Section 4.07;

(j)    to appoint a successor trustee with respect to the Securities; or

(k)    conform the provisions of this Indenture to the “Description of notes” Section in the preliminary offering memorandum relating to the offering and sale of the Securities, as supplemented by the related pricing term sheet.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 10.06 and 11.04, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.02.    With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Securities). The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Securities). However, notwithstanding the foregoing but subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.05, may not:

(a)    change the stated maturity of the principal of, or the time for payment of interest on, any Security;

(b)    reduce the principal amount of or rate of interest on any Security;

(c)    reduce the amount of principal payable upon maturity or upon acceleration of the maturity of any Security;

(d)    change the place or currency of payment of principal of, or interest on, any Security;

(e)    impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)    change the ranking of the Securities;

(h)    adversely affect the right of Holders to convert Securities other than pursuant to Article 4 of this Indenture:

(i)    reduce the percentage in principal amount of outstanding Securities required for modification or amendment of this Indenture;

(j)    reduce the percentage in principal amount of outstanding Securities necessary for waiver of compliance with certain provisions of this Indenture or the waiver of certain Events of Default under this Indenture; or

(k)    modify provisions of this Section 10.02 or Section 7.05 in a manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 and Section 11.04, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03.    [Reserved].

Section 10.04.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (k) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 10.05.    Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06.    Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel each stating that such amendment or supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel stating that it will be valid and binding upon the Company and enforceable in accordance with its terms (subject to customary exceptions as to bankruptcy, insolvency, creditors’ rights and equitable principles). The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.07.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

MISCELLANEOUS

Section 11.01.    [Reserved].

Section 11.02.    Notices. Any notice or communication to the Company or the Trustee under this Indenture shall be given in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission (confirmed by delivery in Person or by first-class mail (registered or certified, return receipt requested)) or guaranteed overnight courier, as follows:

If to the Company, to:

DexCom, Inc.

6340 Sequence Drive

San Diego, California 92121

Attention: Chief Financial Officer

Fax: (858) 332-0191

Attention: General Counsel

Fax: (858) 736-0092

With a copy to:

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Attention: David Michaels, Esq.

Fax: (650) 938-5200

If to the Trustee, to:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Attention: P. Oswald (DexCom, Inc. Convertible Senior Notes due 2025)

Fax: (213) 615-6197

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight courier; provided that notices to the Trustee and the Conversion Agent shall be sufficiently given upon actual receipt by the Trustee or the Conversion Agent.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by guaranteed overnight courier or by other electronic means to it at its address shown on the register kept by the Registrar, in the case of Certificated Securities, or in accordance with the applicable procedures of the Depositary, in the case of Securities represented by Global Securities).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary, and in compliance with the Applicable Procedures.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given by the Company pursuant to this Indenture and delivered using unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files) (“Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (each, an “Authorized Officer”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The

Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that Instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (a) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; and (b) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 11.03.    [Reserved.]

Section 11.04.    Certificate and Opinion as to Conditions Precedent.

(a)    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)    an Officers’ Certificate stating that all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)    Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.05.    Record Date for Vote or Consent of Holders. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those Persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 11.06.    Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 11.07.    Legal Holidays. If a payment date (other than any Redemption Date) is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.08.    Governing Law; Jurisdiction. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York, New York and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.09.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.    Interpretation. Unless specifically referenced therein, no provision of this Indenture shall be understood with respect to, interpreted by reference to, or incorporate any meaning relating to, any provisions, requirements or limitations set forth in the TIA or any related rules, regulations, case law or other applicable guidance.

Section 11.11.    No Personal Liability of Directors, Officers, Employees or Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 11.12.    Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13.    Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.14.    Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15.    Tax Treatment. The Company agrees, and by acceptance of beneficial ownership in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes to treat the Securities as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

Section 11.16.    Table of Contents, Headings, Etc. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.17.    Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; provided that the Trustee or such Agent shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.18.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.19.    Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Securities or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Securities and the Conversion Rate of the Securities and any adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities, the Trustee and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Securities upon the request of that Holder at the sole cost and expense of the Company.

Section 11.20.    U.S.A. PATRIOT Act. The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

DEXCOM, INC.

By:	/s/ Quentin S. Blackford
Name: Quentin S. Blackford
Title: Chief Operating Officer and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

Exhibit A

[Form of Face of Security]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF DEXCOM, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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DEXCOM, INC.

0.25% CONVERTIBLE SENIOR NOTES DUE 2025

No. [ ]	[Initially][1] $ [ ]
CUSIP No.: [252131 AJ6] [2]
ISIN No.: [US252131AJ65]

DexCom, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [CEDE & CO.]3[        ]4, or registered assigns, the principal sum [of                  DOLLARS ($                 )] [or such lesser amount as set forth in the “Schedule of Exchanges of Securities” attached hereto]5 on November 15, 2025, and interest thereon as set forth below.

This Security shall bear interest at the rate of 0.25% per year from May 14, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 15, 2025. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2020, to Holders of record at the close of business on the preceding May 1 or November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 5.02 and Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Security therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.02 or Section 7.04 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Securities from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.02(e) of the Indenture.

[1]	Include if a global security.
[2]

Include the following for a global security: This Security will be deemed to be identified by CUSIP No. [252131 AK3] (ISIN No. [US252131AK39]) from and after such time when the Company delivers, pursuant to Section 2.06 of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Security in accordance with the applicable procedures of the Depositary.

[3]	Include if a global security.
[4]	Include if a certificated security.
[5]	Include if a global security.

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The Company shall pay the principal (including the Fundamental Change Purchase Price and the Redemption Price, if applicable) of and interest on this Security so long as such Security is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Security. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal (including the Fundamental Change Purchase Price and the Redemption Price, if applicable) of any Securities (other than Securities that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee as an office or agency of the Company for each of the aforesaid purposes.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DEXCOM, INC.

By:
Name:
Title:

5

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

6

[FORM OF REVERSE OF SECURITY]

DEXCOM, INC.

0.25% CONVERTIBLE SENIOR NOTES DUE 2025

This Security is one of a duly authorized issuance of Securities of the Company, designated as its 0.25% Convertible Senior Notes due 2025 (the “Securities”), limited in aggregate principal amount of up to $1,050,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Securities purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Securities as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of May 14, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Securities may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default under the Indenture and its consequences.

7

The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such exchange of Securities being different from the name of the Holder of the old Securities surrendered for such exchange.

The Securities shall be redeemable at the Company’s option on or after May 20, 2023 and prior to August 15, 2025 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Securities

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding August 15, 2025 only upon the occurrence of certain conditions specified in the Indenture, and on or after August 15, 2025 until the close of business on the Business Day immediately preceding November 15, 2025 regardless of the occurrence of such conditions, to convert any of its Securities or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

All terms used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on this Security.

THE INDENTURE AND THIS SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THIS SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121 (Attention: Chief Financial Officer and Attention: General Counsel).

9

ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common)

TEN ENT (= tenants by the entireties)

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

CUST (= Custodian)

UGMA (= Uniform Gifts to Minors Act).

Additional abbreviations may also be used though not in the above list.

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company.

The agent may substitute another to act for him or her.

In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

☐ To DexCom, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ To a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

11

* Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

12

CONVERSION NOTICE

To convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

13

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To: DexCom, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from DexCom, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

14

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian

15